                                                                    EXHIBIT 3(i)

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             EOS INTERNATIONAL, INC.

        FIRST: The name of the corporation (hereinafter called the "corporation") is Eos International, Inc.

        SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

        THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH: (a) The corporation shall be authorized to issue an aggregate of One Hundred One Million (101,000,000) shares of capital stock, consisting of One Million (1,000,000) shares of Preferred Stock having a par value of one cent ($.01) per share (the "Preferred Stock") and One Hundred Million (l00,000,000) shares of Common Stock having a par value of one cent ($.0l) per share (the "Common Stock"). Subject to the provisions of this Certificate of Incorporation and except as otherwise provided by law, the stock of the corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

           (b) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock, to determine the designation of any such series, and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, including but not limited to, determination of any of the following:

                (i) the dividend rate or rates, whether dividends shall be cumulative or non-cumulative and, if cumulative, from which date, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

                (ii) the voting power, full or limited, if any, of the shares of such series;

                (iii) whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, the shares may be redeemed;

                (iv) the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation prior to any payment or distribution of the assets of the corporation to any class or classes of stock of the corporation ranking junior to such series;

                (v) whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of shares of the series and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of such fund;

                (vi) whether the shares of such series shall be convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                (vii) whether the shares of such series shall be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the corporation or any subsidiary of, any outstanding shares of the corporation; and

                (viii) any other preferences, privileges and powers, and participating, optional or other special rights, and qualifications, limitations, or restrictions of such series, as the Board of Directors may deem advisable.

                Shares of Preferred Stock of any series which have been redeemed (whether through the corporation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes, shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as part of the series of which they were originally a part, or may be reclassified or reissued as part of a new series of shares or Preferred Stock to be created by resolution or resolutions of the Board of Directors, or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

                The Board of Directors is also authorized, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding), the number of any such series subsequent to the issue of shares of that series.

           (c) The relative rights, preferences and limitations of the Common Stock shall be as set forth in this paragraph (c) of Article FOURTH:

                        (1) Each share of Common Stock shall entitle the holder thereof to one vote.

                        (2) After all accrued dividends on the Preferred Stock then outstanding shall have been paid, or funds therefor set aside, and subject to all other rights of the Preferred Stock, dividends may be paid on the Common Stock, as and when declared by the Board of Directors, out of any funds legally available for the payment of such dividends.

                        (3) In the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, all assets and funds remaining after the payment to the holders of the Preferred Stock of the full amount to which they are entitled shall be divided and distributed among the holders of the Common Stock according to their respective shares.

     FIFTH:  The corporation is to have perpetual existence.

     SIXTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequences of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     SEVENTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                        1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase

        "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need he by written ballot.

                        2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of
        Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

                        3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (b)(2) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

     EIGHTH: The corporation shall, to the fullest' extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any arid all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to that benefit of the heirs, executors, and administrators of such a person.

     NINTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article NINTH.

        Signed and attested to on March 6, 1986.

                                                  ------------------------------
                                                  Chairman of the Board

Attest:

-----------------------------
Secretary

                                                                       EXHIBIT A

                           CERTIFICATE OF DESIGNATIONS
                                       of
                            SERIES D PREFERRED STOCK
                                       of
                             EOS INTERNATIONAL, INC.

                 -----------------------------------------------
                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)
                 -----------------------------------------------

        Eos International, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law on December 10, 2002 at a meeting duly called and held:

        RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), the Board of Directors hereby creates a series of preferred stock, $0.01 par value, of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

        Section 1. Designation and Amount. The shares of this series shall be designated as "Series D Perpetual Preferred Stock" (the "Series D Preferred Stock") and the number of shares constituting the Series D Preferred Stock shall be 1,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no increase shall be made after shares of Series D Preferred Stock have been issued and no decrease shall reduce the number of shares of Series D Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series D Preferred Stock.

        Section 2. Dividends and Distributions. Subject to the rights of the holders of any shares of any series of preferred stock (or any other stock) ranking senior to the Series D Preferred Stock with respect to dividends, the holders of shares of Series D Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available for that purpose.

        Section 3. Voting Rights. Except as required by law, holders of Series D Preferred Stock shall have no voting rights and their consent shall not be required for taking any corporate action. The Corporation shall have the right to purchase Series D Preferred Stock without the vote or consent of any holders of Series D Preferred Stock. The Corporation shall not have the right to issue preferred stock ranking senior to or on a parity with (either as to dividends or upon liquidation, dissolution or winding up) the Series D Preferred Stock without the vote or consent of the holders of Series D Preferred Stock.

        Section 4.      Certain Restrictions.

                (A) So long as any shares of the Series D Preferred Stock remain outstanding, the Corporation shall not:

                        (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Preferred Stock, except that the Corporation may declare and pay dividends on the Common Stock payable in shares of Common Stock;

                        (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Preferred Stock, except dividends paid ratably on the Series D Preferred Stock and all such parity stock on which dividends are payable; or

                        (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire (a) shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series D Preferred Stock, or (b) shares of any such junior stock pursuant to the terms of compensation plans relating to officers, directors, employees or consultants of the Corporation or any of its Subsidiaries, or (c) shares of any such junior stock pursuant to the exercise of dissenters' rights or otherwise as required by law, or (d) fractional shares of any such junior stock in connection with any capital reorganization.

                (B) The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

        Section 5. Reacquired Shares. Any shares of Series D Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock subject to the conditions and restrictions on issuance set forth herein or in the Certificate of Incorporation, including any Certificate of Designations creating a series of preferred stock or any similar stock, or as otherwise required by law.

        Section 6. Liquidation, Dissolution or Winding Up. Upon the voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, the holders of shares of Series D Preferred Stock shall have a right prior to the payment of any amount to any class of preferred stock of the Corporation junior to the Series D Preferred Stock, and on a pro rata basis with any preferred stock of the Corporation on parity with (either as to dividends or upon liquidation, dissolution or winding up) the Series D Preferred Stock, to be paid for each share an amount (the "Liquidation Preference") equal to the product of (a) $3,384.90278 plus, in the event that the original date of issuance of the Series D Preferred Stock is after December 31, 2002, $2.3472 for each day after December 31, 2002 to, but not including, the date of original issuance of the Series D Preferred Stock and minus, in the event that the original date of issuance of the Series D Preferred Stock is before December 31, 2002, $2.3472 for each day before December 31, 2002, to, but not including, the original date of issuance of the Series D Preferred Stock (the "Initial Liquidation Preference"), (b) 1.13, and (c) the number of years and fraction of any portion of a year from the date of issuance of the share of Series D Preferred Stock to, but not including, the date fixed by the Corporation for payment of the Liquidation Preference. If the assets of the Corporation are not sufficient to pay the full amount of the Liquidation Preference to all holders of shares of Series D Preferred Stock, the assets shall be distributed ratably among the holders of shares of Series D Preferred Stock according to the number of shares held by each. After payment in full of the Liquidation Preference to the holders of shares of Series D Preferred Stock, the remaining assets of the Corporation shall be distributed among the holders of shares of Common Stock and other securities junior to the Series D Preferred Stock, as set forth elsewhere in this Certificate of Incorporation.

        Section 7. Redemption. Shares of Series D Preferred Stock shall be redeemable as provided below.

                (A)     Mandatory Redemption.

                        (i) The Corporation shall cause all shares of Series D Preferred Stock to be redeemed at the Redemption Price (as defined below) effective as promptly as practicable after the closing of any Complete Sale (as defined below), but in no event later than 20 Business Days after such closing. For the purposes hereof, "Business Day" shall mean any weekday on which banks are open for the conduct of business in the State of New York.

                        (ii) If at any time the Corporation shall effect a Partial Sale (as defined below) then 50% of the Net Proceeds (as defined below) therefrom shall be applied to the redemption of outstanding shares of Series D Preferred Stock (to the extent that shares of Series D Preferred Stock are then outstanding) at the Redemption Price (as defined below), with such redemption to take effect as promptly as practicable after the closing of the Partial Sale, but in no event later than 20 Business Days after such closing.

                        (iii) "Complete Sale" means (a) a completed tender offer, a merger or consolidation of the Corporation into or with one or more Persons, or any other business combination if the stockholders of the Corporation immediately prior to such transaction do not hold at least a majority of the Voting Power of the surviving Person immediately following completion of such transaction, or (b) the voluntary sale, conveyance, exchange or transfer (i) to another Person of the Common Stock or other securities of the Corporation if the stockholders of the Corporation immediately prior to such transaction do not hold at least a majority of the Voting Power of the Corporation immediately after completion of such transaction, or (ii) to another Person other than one or more Subsidiaries of the Corporation of all or substantially all the assets of the Corporation and the Subsidiaries of the Corporation considered as a whole.

                        (iv) "Convertible Unsecured Subordinated Debt of the Corporation" means indebtedness of the Corporation that is unsecured and subordinated to all other indebtedness of the Corporation and is fully convertible into Common Stock of the Corporation, with no portion of the principal thereof having a scheduled maturity of less than five years after the date of original issuance.

                        (v) "Equity Securities" of the Corporation means Common Stock, preferred stock, or Convertible Unsecured Subordinated Debt of the Corporation but does not include warrants, options, phantom securities or other derivative securities, or Common Stock or preferred stock issuable upon the conversion of debt securities other than Convertible Unsecured Subordinated Debt of the Corporation.

                        (vi) "Net Proceeds" means actual cash proceeds, net of all out-of-pocket expenses incurred by the Corporation or any Subsidiary of the Corporation in connection with the Partial Sale, and the amount of any indebtedness or other obligation required to be paid by the Corporation or any Subsidiary of the Corporation as a condition to or as a result of the Partial Sale, and net of taxes (due or estimated to be due in connection with the Partial Sale), in each case as determined in good faith by the Board of Directors. In the event the Corporation receives proceeds in a Partial Sale in the form of securities or other property, and if the Corporation directly or indirectly liquidates such securities or other property for cash, such cash (subject to reduction as provided in this clause (vi)) shall at that time be deemed "Net Proceeds."

                        (vii) "Partial Sale" means any of the following transactions, unless the transaction also fits within the definition of "Complete Sale," in which case the transaction will be deemed a "Complete Sale" and not a "Partial Sale" hereunder:

                                (a) a private placement or public offering for cash of Equity Securities by the Corporation in which more than $500,000 in cash is raised (net of underwriting commissions and payments to placement agents), other than pursuant to (x) an exercise of warrants which were issued by the Corporation to the initial holders of the Series D Preferred Stock, or (y) an exercise of options which were issued by the Corporation as compensation, or as a pre-employment award, to directors, officers, employees or consultants of the Corporation or any of its Subsidiaries, or (z) the Corporation's private equity offering effected prior to, simultaneous with, or immediately following the original issuance of the Series D Preferred Stock to the holders of the Series D Preferred Stock, or

                                (b) the merger or consolidation of a Subsidiary of the Corporation into or with one or more Persons if (i) the Corporation or one or more of its Subsidiaries do not hold a majority of the Voting Power of the surviving Person immediately following completion of such transaction and (ii) the Corporation or one or more of its Subsidiaries receives cash compensation in such transaction, or

                                (c) the sale, conveyance, exchange or transfer by the Corporation for cash to a Person other than a Subsidiary of the Corporation of (i) common stock or other securities of a Subsidiary of the Corporation, or (ii) all or substantially all the assets of a Subsidiary of the Corporation.

                        (viii)  "Person" means any individual, firm,
corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body, or other entity of any kind.

                        (ix) "Subsidiary" of the Corporation means (a) any corporation, association or other business entity of which more than 50% of the Voting Power is held by the Corporation or a Subsidiary and (b) any partnership
(i) the sole general partner or the managing general partner of which is the Corporation or a Subsidiary of the Corporation or (ii) the only general partners of which are the Corporation or of one or more Subsidiaries of the Corporation (or any combination thereof).

                        (x) "Voting Power" of a Person is deemed to be held by a second Person if shares or other interests of the first Person's capital stock or other interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof and to vote on matters generally submitted to a vote of equity holders is at the time owned or controlled, directly or indirectly, by the second Person or by one or more Subsidiaries of the second Person (or a combination thereof).

                (B) Redemption at the Corporation's Option. The Corporation shall have the right, at its option, at any time and from time to time on notice as hereinafter provided, to redeem all or any number of the outstanding shares of the Series D Preferred Stock by paying for each share an amount (the "Redemption Price") equal to the product of (a) the Initial Liquidation Preference, (b) 1.13 and (c) the number of years and fraction of any portion of a year from the date of issuance of the share of Series D Preferred Stock to, but not including, the date fixed for redemption in the notice of redemption (the "Redemption Date"). Shares of Series D Preferred Stock so redeemed shall not be reissued.

                (C)     Redemption Procedures.

                        (i) In all cases of redemption of shares of Series D Preferred Stock, no less than 20 nor more than 40 Business Days' notice shall be mailed to the respective stockholders whose shares are to be redeemed at their respective addresses appearing on the books of the Corporation. The notice shall specify (w) the Redemption Date, (x) the Redemption Price, (y) if fewer than all outstanding shares of Series D Preferred Stock are to be redeemed, the identification of the particular shares to be redeemed, and (z) the place or places where such Series D Preferred Stock is to be surrendered for payment of the Redemption Price. "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

                        (ii) Notice of redemption having been given as aforesaid, the Redemption Price of the Series D Preferred Stock so to be redeemed shall, on the Redemption Date, become due and payable, and from and after such date (unless the Corporation shall default in the payment of the Redemption Price), such shares of Series D Preferred Stock shall no longer be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive the Redemption Price without interest) shall cease. Upon surrender of any certificate representing any such share of Series D Preferred Stock for redemption in accordance with said notice, the Redemption Price shall thereupon be paid (without interest, in cash). Notwithstanding the foregoing, the Corporation's obligation to complete a mandatory redemption under Section 7(A) shall be conditioned upon the closing of the Complete Sale or Partial Sale which is the basis for such mandatory redemption, whether or not the notice of redemption so specifies.

                        (iii) In the case of any partial redemption, the Corporation will select the shares of Series D Preferred Stock to be redeemed on a pro rata basis. In the event any certificate that represents more than one share of Series D Preferred Stock, not all of which are subject to redemption, is surrendered at any office or agency of the Corporation designated for that purpose (with, if the Corporation so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Corporation duly executed by, the holder thereof or such holder's attorney duly authorized in writing), the Corporation shall execute and deliver to the holder of such shares of Series D Preferred Stock without service charge, a new certificate or certificates, representing any number of shares of Series D Preferred Stock, as requested by such holder, in an aggregate amount equal to the number of shares not redeemed and represented by the certificate so surrendered.

                        (iv) Notwithstanding the foregoing, the Corporation shall not be required to redeem shares of Series D Preferred Stock in violation of any law to which the Corporation is subject or in circumstances in which such redemption would violate any agreement between the Corporation and holders of Senior Debt of the Corporation. "Senior Debt" means indebtedness of the Corporation for borrowed money, but does not include indebtedness of Subsidiaries of the Corporation for borrowed money for which the Corporation is not also obligated.

        IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation this 19th day of December, 2002.

                                                  EOS INTERNATIONAL, INC.

                                                  By: /s/ PETER A. LUND
                                                      --------------------------
                                                      Name:  Peter A. Lund
                                                      Title: Chairman

                                                                       EXHIBIT B

                           CERTIFICATE OF DESIGNATIONS
                                       of
                   SERIES E JUNIOR CONVERTIBLE PREFERRED STOCK
                                       of
                             EOS INTERNATIONAL, INC.

                 -----------------------------------------------
                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)
                 -----------------------------------------------

        Eos International, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law on December 10, 2002 at a meeting duly called and held:

        RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation (hereinafter called the "Board of Directors") in accordance with the provisions of the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), the Board of Directors hereby creates a series of preferred stock, $0.01 par value, of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

        Section 1. Designation and Amount. The shares of this series shall be designated as "Series E Junior Convertible Preferred Stock" (the "Series E Preferred Stock") and the number of shares constituting the Series E Preferred Stock shall be 1,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no increase shall be made after shares of Series E Preferred Stock have been issued and no decrease shall reduce the number of shares of Series E Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series E Preferred Stock. Certificates representing ownership in the Series E Preferred Stock shall contain a legend that the Series E Preferred Stock is mandatorily convertible into shares of Common Stock of the Corporation (the "Common Stock") as provided in Section 7. The rights of the holders of the Series E Preferred Stock shall be junior to and subordinate to the rights of the holders of the Series D Preferred Stock.

        Section 2. Dividends and Distributions. Subject to the rights of the holders of any shares of any series of preferred stock (or any other stock) ranking senior to the Series E Preferred Stock with respect to dividends, the holders of shares of Series E Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available for that purpose; provided, however, that holders of the Series E Preferred Stock shall be entitled to receive only such dividends as are granted to holders of the Common Stock for which purpose each share of Series E Preferred Stock shall be considered as 11,000 shares of Common Stock.

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

        Section 3. Voting Rights; Repurchase; Issuance of Other Securities. Except as required by law, holders of Series E Preferred Stock shall have the same voting rights as and will vote together with holders of the Common Stock. Each share of the Series E Preferred Stock shall be entitled to 11,000 votes. The Corporation shall have the right to issue preferred stock ranking senior to or on a parity with (either as to dividends or upon liquidation, dissolution or winding up) the Series E Preferred Stock without the vote or consent of the holders of Series E Preferred Stock.

        Section 4.      Certain Restrictions.

        (a) So long as any shares of the Series E Preferred Stock remain outstanding, the Corporation shall not redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series E Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire (a) shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series E Preferred Stock, or (b) shares of any such junior stock pursuant to the terms of compensation plans relating to officers, directors, employees or consultants of the Corporation or any of its Subsidiaries, or (c) shares of any such junior stock pursuant to the exercise of dissenters' rights or otherwise as required by law, or (d) fractional shares of any such junior stock in connection with any capital reorganization, or (e) shares used as consideration for the exercise of derivative securities issued by the Corporation.

        (b) The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

        Section 5. Reacquired Shares. Any shares of Series E Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock subject to the conditions and restrictions on issuance set forth herein or in the Certificate of Incorporation, including any Certificate of Designations creating a series of preferred stock or any similar stock, or as otherwise required by law.

        Section 6. Liquidation, Dissolution or Winding Up. Upon the voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, the holders of shares of Series E Preferred Stock shall have a right prior to the payment of any amount to any class of preferred stock of the Corporation junior to the Series E Preferred Stock, and on a pro rata basis with any preferred stock of the Corporation on parity with (either as to dividends or upon liquidation, dissolution or winding up) the Series E Preferred Stock, to be paid for each share an amount (the "Liquidation Preference") equal to $0.01. If the assets of the Corporation are not sufficient to pay the full amount of the Liquidation Preference to all holders of shares of Series E Preferred Stock, the assets shall be distributed ratably among the holders of shares of Series E Preferred Stock according to the number of shares held by each. After payment in full of the Liquidation Preference to the holders of shares of Series E Preferred Stock, the remaining assets of the Corporation shall be distributed among the holders of shares of Series E Preferred Stock,

Common Stock and other securities junior to the Series E Preferred Stock, as set forth elsewhere in the Certificate of Incorporation.

        Section 7.      Mandatory Conversion.

        (a) All shares of Series E Preferred Stock shall become, automatically, without any action by the holders thereof, shares of Common Stock (the "Conversion") immediately upon the Corporation having a sufficient number of authorized and unissued and not otherwise issuable upon the exercise of outstanding warrants or options or upon conversion of other securities (other than conversion of the Series E Preferred Stock) shares of Common Stock sufficient to convert all shares of the Series E Preferred Stock into shares of Common Stock at the Exchange Ratio. For the purposes hereof, the "Exchange Ratio" shall mean the issuance of 11,000 shares of Common Stock for each share of Series E Preferred Stock.

        (b) Within two days following the date on which the Corporation has a sufficient number of authorized shares of Common Stock to convert all shares of the Series E Preferred Stock into shares of Common Stock at the Exchange Ratio, the Secretary of the Corporation will certify to such in the minutes of the Corporation (the "Certification"). Effective immediately upon the Certification, all shares of Series E Preferred Stock then outstanding shall be deemed converted to shares of Common Stock based on the Exchange Ratio. Within two days following the Certification and simultaneous Conversion, the Corporation shall issue a letter to all holders of the Series E Preferred Stock notifying such holders that the Series E Preferred Stock has been converted into Common Stock and the date of the Conversion.

        (c) Immediately upon the Conversion, all stock certificates representing ownership of Series E Preferred Stock shall be deemed to represent ownership in Common Stock, with the number of shares of Common Stock thereby represented to be determined in accordance with the Exchange Ratio. Following the Conversion, holders of Series E Preferred Stock may, but are not required to, submit certificates representing ownership in Series E Preferred Stock for certificates representing ownership in Common Stock. Upon the Conversion, no shares of Series E Preferred Stock shall remain outstanding.

        Section 8. No Right of Redemption. Holders of the Series E Preferred Stock shall have no right whatsoever to cause the Corporation to redeem all or any number of the outstanding shares of the Series E Preferred Stock at any time. The Corporation shall have no right whatsoever to redeem all or any number of the outstanding shares of the Series E Preferred Stock at any time.

        Section 9. Anti-Dilution Adjustment. In the event that the Corporation shall at any time or from time to time, after the issuance of shares of Series E Preferred Stock but prior to the Conversion, (w) make a dividend or distribution on the outstanding shares of Common Stock payable in Capital Stock,
(x) subdivide the outstanding shares of Common Stock into a larger number of shares, (y) combine the outstanding shares of Common Stock into a smaller number of shares or (z) issue any shares of its Capital Stock in a reclassification of the Common Stock (an "Event"), then, and in each such case, (I) the aggregate number of shares of Common Stock which the holder would be entitled to receive upon the Conversion, (II) the number of shares of Common Stock deemed held for each share of Series E Preferred Stock for purposes of Section 2

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and (III) the number of votes per share of Series E Preferred Stock for purposes of Section 3 shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that such holder of Series E Preferred Stock shall be entitled to (X) receive upon Conversion the appropriate number of shares of Common Stock, (Y) the appropriate number of shares of Common Stock deemed held for purposes of Section 2 consistent with the determination made in clause (I), and (Z) the appropriate number of votes per share of Series E Preferred Stock for purposes of Section 3 consistent with the determination made in clause (I), which in each case shall reflect the occurrence of the Event. An adjustment made pursuant to this Section 9 shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

        Section 10.     Definitions.

                        (i) "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalent (however designated and whether voting or non-voting) of such Person's capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security whether or not it is exchangeable for or convertible into such capital stock).

                        (i)     "Person" means any individual, firm,
corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body, or other entity of any kind.

                        (ii) "Subsidiary" of the Corporation means (a) any corporation, association or other business entity of which more than 50% of the Voting Power is held by the Corporation or a Subsidiary and (b) any partnership
(i) the sole general partner or the managing general partner of which is the Corporation or a Subsidiary of the Corporation or (ii) the only general partners of which are the Corporation or of one or more Subsidiaries of the Corporation (or any combination thereof).

                        (iii) "Voting Power" of a Person is deemed to be held by a second Person if shares or other interests of the first Person's capital stock or other interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof and to vote on matters generally submitted to a vote of equity holders is at the time owned or controlled, directly or indirectly, by the second Person or by one or more Subsidiaries of the second Person (or a combination thereof).

        IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation this 19th day of December, 2002.

                                                  EOS INTERNATIONAL, INC.


                                                  By: /s/ PETER A. LUND
                                                      --------------------------
                                                      Name:  Peter A. Lund
                                                      Title: Chairman